Exhibit 32.1

CERTIFICATION OF CEO PURSUANT TO THE

SARBANES-OXLEY ACT

In connection with the Annual Report of Finotec Group, Inc. (the “Company”) on Form 10-K for the year ended January 31, 2020 as filed with the Securities and Exchange commission on the date hereof (the “Report), David Lazar, as Chief Executive Officer of the Company hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that: (1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 18, 2020

Signed:

/s/ David Lazar
David Lazar
Chief Executive Officer and Chief Financial Officer